Exhibit 99.1

Contacts:	Andrew Markwick, IQVIA Investor Relations (andrew.markwick@iqvia.com)

                     +1.973.257.7144

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)

+1.484.567.6732

IQVIA Acquires Remaining Interest in Q2 Solutions from Quest

Diagnostics

Raises Full Year 2021 Adjusted Diluted EPS Guidance

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C. April 1, 2021 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today announced the acquisition of the 40 percent minority share of Q2 Solutions from Quest Diagnostics (NYSE: DGX), the world leader in diagnostic information services, for $760 million, resulting in 100 percent ownership by IQVIA. The transaction has been financed through cash on hand and is not expected to impact IQVIA’s target net leverage ratio.

Q2 Solutions is a leading global clinical laboratory services organization that provides comprehensive testing, project management, supply chain, biorepository and biospecimen and consent tracking solutions for clinical trials. Established as a joint venture in 2015, IQVIA previously owned a 60 percent majority share and Quest Diagnostics owned a 40 percent minority share.

Quest will remain the strategic preferred laboratory provider for Q2 Solutions clients under a multi-year agreement to provide a range of complementary lab testing capabilities to augment Q2 Solutions’ core offerings, extending its industry leading suite of services.

The transaction is expected to be approximately $0.12 accretive to IQVIA’s 2021 Adjusted Diluted EPS and at least $0.18 accretive to 2022 Adjusted Diluted EPS. As a result, IQVIA is raising its full-year 2021 Adjusted Diluted EPS guidance as follows:

($)	Updated	Prior(1)
Adjusted Diluted EPS	$7.89 - $8.20	$7.77 - $8.08

Growth (VPY%)	22.9% - 27.7%	21.0% - 25.9%

(1)	Provided on Q4 2020 earnings call on February 10, 2021

As IQVIA previously owned the majority share of the joint venture, it has consolidated 100 percent of Q2 Solutions’ revenue and Adjusted EBITDA into its reported financial statements. As a result, the acquisition of Quest’s 40 percent interest will not impact IQVIA’s revenue and Adjusted EBITDA.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 70,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analysing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviour and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2021 Adjusted EPS guidance, 2022 Adjusted Diluted EPS guidance and Net Leverage Ratio. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak and the public health policy responses to the outbreak, international conflicts or other disruptions outside of our control; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; our ability to successfully integrate, and achieve expected benefits from, our acquired businesses; and risks and uncertainty associated with providing guidance and forecasts earlier than is our customary practice. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

Non-GAAP results, such as Adjusted EBITDA, and Adjusted Diluted EPS are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our full-year 2021 Adjusted EPS guidance measure is provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measure. Such items include, but are not limited to, acquisition and integration related expenses, restructuring and related charges, stock-based compensation and other items not reflective of the company’s ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

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